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                                                                 EXHIBIT 10.1(o)

                                   AMERICAN BUSINESS PRODUCTS, INC.
                                   POST OFFICE BOX 105684 ATLANTA, GEORGIA 30348
                                   (770) 953-8300             Fax (770) 989-0220



May 8, 1997


Mr. Raymond J. Wilson
5372 Redfield Drive
Dunwoody, Georgia  30338

Dear Ray,

This letter will confirm our offer and your acceptance of employment as Corporate Controller of American Business Products effective June 30, 1997, or an earlier date if you are available sooner.

The key terms of your employment are as follows:

Subject to approval of the Company's Board of Directors, the Corporate Controller will be appointed an Officer of the Company.

Your starting salary will be $140,000 per year. Your salary will be reviewed and may be increased at the Company's discretion effective January 1, 1998, and thereafter.

You will participate in the Company's management bonus plan. Your bonus for 1997 will be no less than 25% of the salary paid to you in 1997.

You will participate in the Company's stock option plan. Management will recommend to the Board of Directors that you be granted options on 3,000 shares of Company common stock for 1997.

You will be entitled to four weeks of paid vacation per year.

If the Company should terminate your employment for any reason except for cause, it will pay you nine months salary as severance.

You will be eligible to participate in all other normal Company benefit programs such as life insurance plans, medical and dental plans, profit sharing retirement plan, 401(k) plan, disability plans, etc., according to their terms.

If you request it, in lieu of preexisting condition health care coverage under the Company's plans, the Company will reimburse you your COBRA premiums to maintain your family's present health care coverage under EnGraph/Sonoco's plans for up to the first thirteen months of your employment by the Company.



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Ray, we are glad that you have agreed to join us and we look forward to a productive and mutually beneficial association.

Sincerely,

AMERICAN BUSINESS PRODUCTS, INC.


/s/ Richard G. Smith

Richard G. Smith
Vice President and
Chief Financial Officer



AGREED:


/s/ Raymond J. Wilson      5/8/97
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Raymond J. Wilson            Date